CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 21, 2026 (May 29, 2026, as to the effects of discontinued operations as discussed in Note 18 and July 27, 2026, as to the effects of the reverse stock split as described in Note 17) relating to the financial statements of Apnimed, Inc., appearing in Registration Statement No. 333-297377 on Form S-1.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 8, 2026